LETTER OF INSTRUCTIONS

September 4, 2003

TO: ALL STOCKHOLDERS OF OMNI MEDICAL HOLDINGS, INC., NOW KNOWN AS OMNI MEDICAL OF NEVADA, INC. ("OMNI"), WHO HAVE DEEMED THEMSELVES TO BE AN "ACCREDITED INVESTOR" OR A "SOPHISTICATED INVESTOR" AS DEFINED IN THE QUESTIONNAIRE ENCLOSED WITH THIS PACKET

          In the packet you have received from Omni, you have been provided with a copy of the Agreement and Plan of Reorganization, with all exhibits (the "Agreement"), between Piezo Instruments, Inc., a Utah corporation ("Piezo"), Omni and the Omni Stockholders. Please keep these documents for your records.

          If you have decided to become a party to the Agreement and exchange your shares of common stock of Omni for shares of "restricted securities" of Piezo, please execute each of the following documents and/or signature pages to documents which are attached separately, and which are outlined below:

          1.   Accredited/Sophisticated Investor Questionnaire;

          2.   Counterpart Signature Page to the Agreement;

          3.   Investment Letter;

          4.   Omni Stockholder Acknowledgment; and

          5.   Stock Power.

          Additionally, when returning the above documents, please include your stock certificate representing shares of Omni.

          Following the completion of the Agreement, Piezo will change its name to "Omni Medical Holdings, Inc." and a stock certificate representing your shares will be forwarded to you. This process could take approximately one month; however, the investment date to determine your one year rule 144 holding period will commence on the date that you execute the Omni Stockholder Acknowledgment, the Investment Letter and the Counterpart Signature Page to the Agreement.

PLEASE ENSURE THAT YOU PRINT YOUR NAME IN ALL PLACES WHERE IT IS REQUESTED AS WE MUST BE ABLE TO MATCH YOUR NAME WITH THE STOCKHOLDER'S LIST. IF WE CANNOT READ YOUR SIGNATURE AND YOU HAVE FAILED TO PRINT YOUR NAME, THE ISSUANCE OF YOUR SHARES OF PIEZO MAY BE DELAYED.